Exhibit 10.55

                       AMENDED AND RESTATED LIQUIDITY AGREEMENT


                                        among


                            HILLHAVEN FUNDING CORPORATION,

                                    as the Issuer


                            BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION

                                         and

                             SEATTLE-FIRST NATIONAL BANK

                                     as the Banks



                                         and



                BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                       as Agent

                                         and

                             SEATTLE-FIRST NATIONAL BANK

                                 as Collateral Agent










                              Dated as of April 29, 1994











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                                  TABLE OF CONTENTS

                                                                       Page

          ARTICLE I  DEFINITIONS  1

          ARTICLE II  THE LOANS                                          6
               Section 2.01   The Loans                                  6
               Section 2.02   Notices of Borrowing for Loans             7
               Section 2.03   Disbursement of Funds                      7
               Section 2.04   The Loan Notes                             8
               Section 2.05   Interest                                   8
               Section 2.06   Interest Periods                           9
               Section 2.07   Conversions and Continuations             10
               Section 2.08   Termination or Reduction of Commitment    10
               Section 2.09   Extensions of Expiration Date             11
               Section 2.10   Increased Costs; Reduced Return           11
               Section 2.11   Taxes                                     12
               Section 2.12   Compensation                              14
               Section 2.13   Expenses and Indemnification              14
               Section 2.14   Market Unavailability                     16
               Section 2.15   Borrowing in Accordance With Percentage
                              Interests                                 18

          ARTICLE III  OTHER CREDIT TERMS                               18
               Section 3.01   Fees                                      18

          ARTICLE IV  PAYMENTS                                          18
               Section 4.01   Payments on Non-Business Days             18
               Section 4.02   Prepayments                               18
               Section 4.03   Method and Place of Payment, Etc.         19
               Section 4.04   Repayment of Loans                        20

          ARTICLE V  CONDITIONS PRECEDENT                               20
               Section 5.01   Conditions to Effectiveness               20
               Section 5.02   Representations and Warranties            24
               Section 5.03   Conditions to Execution                   24

          ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE ISSUER      24
               Section 6.01   Organization and Good Standing            24
               Section 6.02   Power; Authorization; Enforceable         24

          Obligation                                                    24
               Section 6.03   No Legal Bar                              25
               Section 6.04   No Litigation                             25
               Section 6.05   Investment Company Act                    25
               Section 6.06   No Default                                25
               Section 6.07   Perfection of Security Interest           26

          ARTICLE VII  COVENANTS OF THE ISSUER                          26
               Section 7.01   Information                               26
               Section 7.02   Activities                                27
               Section 7.03   Additional Stock                          27
               Section 7.04   Maintenance of Existence                  27
               Section 7.05   Maintenance of Properties                 27
               Section 7.06   Compliance with Laws                      27
               Section 7.07   Notice of Proceedings                     28
               Section 7.08   Use of Proceeds                           28
               Section 7.09   Limitation on Debt                        28
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               Section 7.10   Negative Pledge                           28
               Section 7.11   Consolidations, Mergers, Acquisitions,
                              and Sales of Assets                       28
               Section 7.12   Restricted Payments                       29
               Section 7.13   Corporate Existence                       29
               Section 7.14   Books and Records                         32
               Section 7.15   Reduction of Outstanding Debt             32
               Section 7.16   Issuer Equity                             32
               Section 7.17   Borrowing Plan                            32
               Section 7.18   Post-Closing Legal Opinions               32

          ARTICLE VIII  EVENTS OF DEFAULT                               33
               Section 8.01   Events of Defaults                        33
                              (a) Payments                              33
                              (b) Representations                       33
                              (c) Covenants                             33
                              (d) Voluntary Bankruptcy Proceedings
                                  of the Issuer                         33
                              (e) Involuntary Bankruptcy Proceedings
                                  Against the Issuer                    34
                              (f) Judgments                             34
                              (g) Obligations                           34
                              (h) Related Documents                     34
                              (i) Material Adverse Change               34
                              (j) Change in Laws                        34
                              (k) Ownership                             35
               Section 8.02   Collection of Medicaid Payments by
                              Servicers                                 35

          ARTICLE IX  MISCELLANEOUS                                     36
               Section 9.01   Computations                              36
               Section 9.02   Exercise of Rights; Remedies Cumulative   36
               Section 9.03   Amendment and Waiver                      36
               Section 9.04   Successors and Assigns                    36
               Section 9.05   Adjustments                               38
               Section 9.06   Notices; Requests; Demands                39
               Section 9.07   Survival of Representations and
                              Warranties                                40
               Section 9.08   Governing Law                             41
               Section 9.09   Counterparts                              41
               Section 9.10   Further Assurances                        41
               Section 9.11   Appointment of the Agents                 41
                              (a) The Agent                             41
                              (b) Appointment of the Collateral Agent   42
                              (c) Reliance                              43
                              (d) Defaults                              44
                              (e) Indemnification                       44
                              (f) Rights as Banks                       45
                              (g) No Representations                    45
                              (h) Resignation of the Agent              46
               Section 9.12   Descriptive Headings                      47
               Section 9.13   Notice                                    47
               Section 9.14   Arbitration                               47
               Section 9.15   Replacement of Original Liquidity
                              Agreement                                 48




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          EXHIBITS

          A    Borrowing Plan
          B    Borrowing Base Certificate
          C    Form of Pledge and Security Agreement
          D    Form of Notice of Borrowing for Revolving Loans
          E    Form of Revolving Loan Note
          F    Opinion of Richard P. Adcock (First Healthcare)
          G    Opinion of Richard P. Adcock (Northwest)
          H    Opinion of Richard P. Adcock (Pasatiempo)
          I    Opinion of Richard P. Adcock (Hillhaven)
          J    Opinion of Richard P. Adcock (Issuer)
          K    Opinion of Brown and Wood
          L    Opinion of Reed Smith Shaw & McClay
          M    Novation Agreement
          N    Opinion of Richard P. Adcock (Postclosing/First Healthcare)
          O    Opinion of Richard P. Adcock (Postclosing/Northwest)
          P    Opinion of Richard P. Adcock (Postclosing/Pasatiempo)
          Q    Opinion of Richard P. Adcock (Postclosing/Issuer)
          R    Depositary Agreement



          SCHEDULES

          I  -   List of Banks
          II -   List of 1990 Financing Statements
































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                       AMENDED AND RESTATED LIQUIDITY AGREEMENT


                    THIS AMENDED AND RESTATED LIQUIDITY AGREEMENT is dated as of April 29, 1994 (this "Agreement"), among HILLHAVEN FUNDING CORPORATION, a Nevada corporation (the "Issuer"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA") and SEATTLE-FIRST NATIONAL BANK ("Seafirst") (collectively, the "Banks"), and BofA as agent for the Banks (in such capacity, the "Agent"). This Agreement amends and restates that certain Liquidity Agreement dated as of July 1, 1990 (as amended, the "Original Liquidity Agreement"), among the Issuer, the Banks listed on Schedule I thereto (collectively, the "Original Banks"), and Banque Indosuez, New York Branch, as Agent (the "Original Agent"). The Original Liquidity Agreement was amended by the First Amendment to Liquidity Agreement dated as of September 17, 1991, and the Omnibus Second Amendment to Liquidity Agreement and Second Amendment to Master Sale and Servicing Agreement, dated as of November 23, 1992.

                                       RECITALS

               A. The parties to the Original Liquidity Agreement desire that the Original Banks assign all of their right, title and interest under the Original Liquidity Agreement and certain related documents to Seafirst and BofA.

               B. The Issuer, Seafirst and BofA desire to make certain modifications to the terms and conditions of the Original Liquidity Agreement, including without limitation elimination of the commercial paper facility and addition of borrowing base requirements with respect to the Revolving Loans.

               C. The parties hereto wish to amend and restate the Original Liquidity Agreement on the terms and conditions set forth herein.

                    The parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

                    Unless otherwise specified, capitalized terms used herein undefined shall have the respective meanings specified in the Amended and Restated Master Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or modified, the "Sale and Servicing Agreement"), among the Issuer, First Healthcare Corporation, a Delaware corporation, Northwest Health Care, Inc., an Idaho corporation, Pasatiempo Development Corp., a California corporation, and The Hillhaven Corporation, a Nevada corporation.

                    The following terms shall have the following meanings:

                    "Adjusted LIBOR Rate" shall mean, with respect to any Interest Period, a rate per annum (rounded upwards, to the nearest 1/100 of 1%) equal to the quotient obtained by dividing

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          (i) the applicable LIBOR Rate by (ii) a percentage equal to 100%
          minus the maximum stated rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable to any member of the Federal Reserve System during such Interest Period in respect of eurocurrency or eurodollar funding, lending or liabilities.

                    "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Agents" shall mean the Agent and the Collateral Agent.

                    "Authorized Agent Officers" shall mean officers of the Agent authorized to give notices, requests, instructions, make demand and take other action on behalf of the Agent.

                    "Available Commitment" shall mean, at any time, an amount equal to (i) the Commitment minus (ii) an amount equal to the aggregate principal amount of all Loans then outstanding.

                    "Borrowing" shall mean the incurrence of Loans from the Banks on a given date pursuant to Section 2.01 or 2.02.

                    "Borrowing Base" means, at any time, an amount equal to eighty percent (80%) of the Eligible Receivables.

                    "Borrowing Plan" means the Seattle-First National Bank Customer Borrowing Plan Assigned Accounts Receivable substantially in the form of Exhibit A hereto.

                    "Borrowing Base Certificate" means the Borrowing Base Certificate substantially in the form of Exhibit B hereto.

                    "Closing Date" shall have the meaning specified in
          Section 5.01.

                    "Collateral" shall mean the Collateral as defined under the Pledge Agreement.

                    "Collateral Agent" shall mean Seafirst or any successor Collateral Agent under the Pledge Agreement.

                    "Commitment" shall mean the obligation of the Banks to make Loans in a maximum aggregate principal amount equal to $40,000,000 at any time outstanding, as such amount may from time to time be adjusted pursuant to this Agreement.

                    "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of

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          property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others guaranteed by such Person.

                    "Default" shall mean any event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default.

                    "Eligible Receivables" means (a) the face amount of Purchased Receivables which are (i) not outstanding for more than 90 days after the date of any invoice or bill therefor; (ii) not evidenced by chattel paper; (iii) not Defaulted Receivables or Ineligible Receivables; (iv) not affected by a breach of any representation, warranty or covenant under Section 3.1, 3.2, 3.4, 3.5, 4.1, 4.3 or 4.4 of the Sale and Servicing Agreement, which breach would have a material adverse effect on the interests of the Issuer or the Liquidity Banks in such Purchased Receivable; and (v) in compliance with the requirements for Accounts Eligible for Borrowing specified in the Borrowing Plan; less (b) all amounts which Obligors are or claim to be entitled to set off against, or used in reduction of, amounts otherwise due to the Issuer.

                    "Eurodollar Business Day" shall mean any Business Day on which commercial banks in London are open for domestic and international business (including dealings in dollar deposits).

                    "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with Article II.

                    "Event of Default" shall have the meaning set forth in
          Section 8.01 hereof.

                    "Expiration Date" shall mean March 31, 1997, unless such date is extended in which case it shall be the last day of any extension of such date pursuant to Section 2.09 hereof; provided, that, if the Commitment is earlier terminated pursuant to the provisions of this Agreement, the Expiration Date shall be the effective date of such termination.

                    "Fed Funds Rate" shall mean, for any day, the Agent's effective borrowing rate to obtain overnight Federal funds for such day (or, if such day is not a Business Day, for the next preceding Business Day).

                    "Hillhaven" shall mean The Hillhaven Corporation, a Nevada corporation, and its successors.

                    "Indemnified Party" shall have the meaning specified in
          Section 2.13(c).

                    "Independent Directors" shall mean the members of the board of directors who are not, and have not at any time been:
          (x) a director, officer, employee or shareholder of Hillhaven or

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          any Affiliate thereof, or (y) a director, officer, employee or shareholder of any other Person or entity that, directly or indirectly, controls or is under common control with Hillhaven.

                    "Ineligible Securities" shall mean securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                    "Interest Period" shall have the meaning specified in
          Section 2.06.

                    "LIBOR Rate" shall mean, with respect to any Interest Period, the offered quotation to first-class banks in the London interbank eurodollar market by the Agent for Dollar deposits with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of the date which is two Eurodollar Business Days prior to the commencement of such Interest Period.

                    "Liquidity Facility Commitment Fee" shall have the meaning specified in Section 3.01.

                    "Loan Notes" shall mean the Revolving Loan Notes.

                    "Loans" shall mean the Revolving Loans.

                    "Notice of Borrowing" shall mean a notice to the Agent pursuant to Section 2.02.

                    "Notice of Conversion" shall have the meaning specified in Section 2.07.

                    "Notice of Termination" shall have the meaning specified in Section 8.01.

                    "Notice Office" shall mean the office of the Agent at 555 South Flower Street, Los Angeles, California 90071, or such other office as the Agent may designate in writing to the Issuer.

                    "Novation Agreement" shall have the meaning set forth in Section 5.01 hereof.

                    "Payment Office" shall mean the office of the Agent at 333 South Beaudry Avenue, Dept. #5583, Los Angeles, California 90017, or such other office as the Agent may designate in writing to the Issuer.

                    "Percentage" shall mean, with respect to each Bank, the respective percentage set forth opposite its name on Schedule I hereto.

                    "Pledge Agreement" means the Amended and Restated Pledge and Security Agreement substantially in the form of Exhibit C hereto, as from time to time amended, supplemented or modified.



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                    "Reference Loan" shall mean any Loan bearing interest
          at a rate determined by reference to the Reference Rate in accordance with Article II hereof.

                    "Reference Rate" shall mean the rate of interest publicly announced by the Agent in Los Angeles, California, from time to time in its sole discretion, as its Reference Rate, and may not be the lowest rate charged to its customers. Loans may be priced at, above or below the Reference Rate, which is merely a reference rate with respect to which effective rates of interest are calculated. In the event the Agent shall abolish or abandon the practice of establishing its Reference Rate, the Banks shall designate a comparable reference rate.

                    "Required Banks" shall mean, at any time, the Banks holding Loans representing at least 66-2/3% of the Commitment.

                    "Restricted Payment" shall have the meaning specified in Section 7.12.

                    "Revolving Loan" shall mean a loan made by the Banks to the Issuer on a revolving basis (pursuant to a Notice of Borrowing delivered by the Issuer under Section 2.02(a)) in accordance with, and under the circumstances described in,
          Article II hereof.

                    "Revolving Loan Note" shall have the meaning specified in Section 2.04(a); "Revolving Loan Notes" shall have a correlative meaning.

                    "Subordinated Debt" shall mean indebtedness owing from the Issuer to Hillhaven under the Hillhaven Note, and indebtedness owing from the Issuer to First Healthcare under the Purchase Money Note.

                    "Type" shall mean any type of Revolving Loan, whether a Reference Loan or a Eurodollar Loan.

                                      ARTICLE II

                                      THE LOANS

                    Section 2.01  The Loans.

                    (a) Subject to and upon the terms and conditions herein set forth, each Bank agrees, severally and not jointly, to make Revolving Loans to the Issuer at any time on or after the Closing Date and prior to the Expiration Date. Each Revolving Loan shall, at the option of the Issuer be either a Reference Loan or a Eurodollar Loan. All Revolving Loans made pursuant to a Borrowing shall be of one Type and no more than five Borrowings comprised of Eurodollar Loans shall be outstanding at any time. The Issuer may borrow, pay or prepay and reborrow Loans on or after the Closing Date in accordance with the provisions hereof.

                    (b) The Banks shall not be obligated on any day to make any Loans to the Issuer if (after giving effect to the use of proceeds of such Loans, and all payments to be made in

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          accordance with the Sale and Servicing Agreement on the date of such Loans) (i) the Available Commitment would not be greater than or equal to zero, or (ii) the aggregate principal amount of all Loans then outstanding would exceed the lesser of the Borrowing Base or the Commitment. No Bank shall be obligated on any day to make any Loan to the Issuer to the extent that the aggregate principal amount of such Bank's Loans outstanding at any time would exceed (after giving effect to such Loan and the use of proceeds thereof, and all other payments to be made in accordance with the Sale and Servicing Agreement on the date of such Loan) an amount equal to such Bank's Percentage multiplied by the aggregate amount of the Commitment.

                    (c) The obligation of each Bank to make any Revolving Loan hereunder is subject at the time of the making thereof to the conditions that: (i) the conditions specified in Subsection (b) above being complied with; (ii) the Issuer shall not have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Issuer and shall not have taken any action for the purpose of effectuating any of the foregoing; (iii) no involuntary proceedings or an involuntary petition shall have been commenced or filed against the Issuer by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Issuer, and, if commenced or filed, such proceeding or petition shall not have been dismissed within 60 days after commencement or filing, as the case may be;
          (iv) immediately prior to and after giving effect to such Revolving Loan, there shall exist no Default or Event of Default; and (v) the representations and warranties of the Issuer herein shall be true and correct in all material respects as if made on such date.

                    Section 2.02 Notices of Borrowing for Loans. Whenever the Issuer desires to borrow a Revolving Loan, the Issuer shall give the Agent, at the Notice Office, written notice or telephonic notice (confirmed promptly in writing in substantially the form of Exhibit D hereto (the "Notice of Borrowing")) of the Borrowing no later than (i) 9:00 a.m. (City of Los Angeles time) on the proposed borrowing date in the case of Reference Loans and
          (ii) 9:00 a.m. (City of Los Angeles time) on the third Eurodollar Business Day prior to the proposed borrowing date in the case of Eurodollar Loans. The Agent shall promptly (and in any event not later than 10:00 a.m. (City of Los Angeles time) on the date any Notice of Borrowing is given) give each Bank written notice or telephonic notice (confirmed promptly in writing) of each Notice of Borrowing. Each Notice of Borrowing with respect to a Revolving Loan shall specify: (1) the principal amount the Issuer desires to borrow hereunder and that such Borrowing is to be a Revolving Loan, (2) the date of Borrowing (which shall be a Business Day and, in the case of a Eurodollar Loan, a Eurodollar Business Day), (3) whether the requested Revolving Loan is to be initially maintained as a Reference Loan or a Eurodollar Loan and
          (4) if such Loan is to be maintained as a Eurodollar Loan, the initial Interest Period to be applicable thereto. Each Borrowing of Revolving Loans that are Eurodollar Loans shall be in an amount of at least $3,000,000 or, if greater, in an integral multiple of $1,000,000.
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                    Section 2.03  Disbursement of Funds.  On the date
          specified in each Notice of Borrowing, each Bank will make available to the Agent for the account of the Issuer at the Payment Office, by 11:00 a.m. (City of Los Angeles time), its Percentage of the requested Loan in freely transferable Dollars and in immediately available funds of such Bank. The proceeds of such Loans will then be made available by the Agent in freely transferable Dollars and in immediately available funds to the Issuer by 12:00 noon (City of Los Angeles time).

                    Section 2.04  The Loan Notes.

                    (a) The Issuer's obligation to pay the principal of and interest on all the Revolving Loans made by each Bank shall be evidenced by a separate note in favor of such Bank (each, as from time to time amended, supplemented or modified, a "Revolving Loan Note") which shall (1) be dated the Closing Date (or in case any such Notes are issued subsequent to the Closing Date, such Notes shall be dated the date of such issuance); (2) be in the stated principal amount equal to such Bank's respective Percentage of the Commitment; (3) mature on the Expiration Date;
          (4) bear interest as provided in Section 2.05; (5) be payable to the order of such Bank; (6) be entitled to the benefits of this Agreement; and (7) be substantially in the form of Exhibit E to this Agreement with the blanks therein appropriately completed in conformity herewith. Each Bank shall note on its internal records each Revolving Loan made by it and payment thereon and conversion thereof and, prior to any transfer of its Revolving Loan Note, such Bank shall endorse the outstanding principal amount of its Revolving Loan Note on the reverse side thereof; provided, however, that failure to make such notation or endorsement shall not adversely affect such Bank's rights with respect to any Revolving Loan.

                    (b) Although the Revolving Loan Notes shall be dated the Closing Date (or in case any such Notes are issued subsequent to the Closing Date, such Notes shall be dated the date of such issuance) interest in respect thereof shall be payable only for the periods during which Revolving Loans are outstanding thereunder. In addition, although the stated principal amount of each Bank's Revolving Loan Note shall be equal to such Bank's respective Percentage of the Commitment, such Bank's Revolving Loan Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of such Bank's Revolving Loans outstanding at the time such enforcement shall be sought.

                    Section 2.05  Interest.

                    (a) The Issuer agrees to pay interest in respect of the unpaid principal amount of each Reference Loan for each day during the period from the date the proceeds thereof are made available to the Issuer until maturity at a rate per annum equal to the Reference Rate for such day.





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                    (b)  The Issuer agrees to pay interest in respect of
          the unpaid principal amount of each Eurodollar Loan for each day during the period from the date the proceeds thereof are made available to the Issuer until maturity at a rate per annum equal to the Adjusted LIBOR Rate for the applicable Interest Period(s) in effect for such Eurodollar Loan plus 0.75%.

                    (c) The Issuer agrees to pay interest in respect of the unpaid principal amount of and interest on (to the extent permitted by applicable law) each Loan from the due date thereof until paid in full at a rate per annum equal to the Reference Rate plus 2%.

                    (d) Accrued interest on Reference Loans shall be payable in arrears on the last day of each calendar quarter. Accrued interest in respect of the Eurodollar Loans shall be payable in arrears on the last day of each Interest Period therefor (and, in the case of Eurodollar Loans with an Interest Period greater than three months, at intervals of three months after the first day thereof). Accrued interest on any Loan shall also be payable in arrears on the date of any prepayment or conversion thereof (on the amount prepaid or converted), and at maturity and, after such maturity, on demand.

                    (e) The Agent, upon determining the Adjusted LIBOR Rate or the Reference Rate for any day, shall promptly notify the Issuer and the Banks thereof by giving written notice or telephonic notice (promptly confirmed in writing).

                    (f) The Agent's determination of the interest rate(s) from time to time applicable to the Loans shall be conclusive in the absence of manifest error.

                    Section 2.06 Interest Periods. At the time the Issuer gives any Notice of Borrowing or Notice of Conversion with respect to Revolving Loans which are to be made, converted or continued as Eurodollar Loans, the Issuer shall have the right to elect, by giving the Agent written notice or telephonic notice (promptly confirmed in writing), the Interest Period applicable to such Eurodollar Loans. The term "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the month that is 1, 2, 3 or 6 months thereafter, as the Issuer may elect; provided, that: (i) if any Interest Period would expire on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall expire on the next preceding Eurodollar Business Day; and (ii) no Interest Period shall extend beyond the Expiration Date. If upon the expiration of any Interest Period for any Eurodollar Loan, the Issuer has failed to provide a Notice of Conversion or a notice specifying a new Interest Period to be applicable thereto as provided above, the Issuer shall be deemed to have elected to convert such Eurodollar Loan into a Reference Loan effective as of the expiration date of such current Interest Period.
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                    Section 2.07  Conversions and Continuations. Provided
          that no Event of Default has occurred and is continuing, the Issuer shall have the option, subject to the following provisions of this Section 2.07, (x) to convert on any Business Day (or Eurodollar Business Day in the case of a Conversion to, or continuation of, Eurodollar Loans) all or any part of the outstanding principal amount of Revolving Loans made pursuant to a single Borrowing from one Type of Revolving Loan into another Type and (y) to continue Eurodollar Loans for an additional designated Interest Period; provided, that, the outstanding principal amount of any Revolving Loan made pursuant to a single Borrowing being converted to a Eurodollar Loan pursuant to this
          Section 2.07 shall be at least $3,000,000. Each such conversion or continuation shall be made among the Banks in accordance with the Banks' respective Percentages of the Commitment and shall be effected by the Issuer giving written notice or telephonic notice (promptly confirmed in writing) not later than 9:00 a.m. (City of Los Angeles time) on the third Eurodollar Business Day prior to conversion or continuation (each a "Notice of Conversion") of each proposed conversion or continuation to the Agent at its Notice Office. The Agent shall promptly notify each Bank by telephone (confirmed promptly in writing) of each Notice of Conversion. Each Notice of Conversion shall be irrevocable and shall specify the Revolving Loans to be converted or continued, the Type of Loans to be converted into or continued and, if any Revolving Loans are to be converted into or continued as Eurodollar Loans, the Interest Period(s) to be applicable thereto.

                    Section 2.08 Termination or Reduction of Commitment. The Issuer shall have the right, at any time and from time to time, to (i) terminate the Commitment in whole or
          (ii) permanently reduce in a minimum amount of $5,000,000 (or integral multiples of $1,000,000 in excess thereof) the Commitment, by giving at least five (5) Business Days' prior written notice to the Agent specifying the scheduled date of such termination or reduction and the amount of any permitted partial reduction, together with such fees and costs as may be necessary to compensate the Banks for any reasonably calculated loss, including any break-funding costs. The termination or reduction of the Commitment shall be effective on the scheduled date specified in the Issuer's notice. Notwithstanding the foregoing, the requested termination or reduction shall not be effective to the extent that, following such termination or reduction, the Available Commitment would not be greater than or equal to zero.

                    Section 2.09  Extensions of Expiration Date.

                    (a) Subject to subsection 2.09(b), the Commitment shall terminate on the Expiration Date.

                    (b) No later than 120 days prior to March 31 of each year, and each subsequent anniversary thereof, the Issuer may notify the Agent of the Issuer's desire to extend the Expiration Date one additional year, whereupon the Agent shall promptly notify the Banks in writing or by telephone (promptly confirmed in writing) of such notice from the Issuer. Each Bank shall notify the Agent in writing of its decision with respect to the

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



          Issuer's request not later than 20 days after its receipt of notice from the Agent. If all Banks consent to the extension, the Agent shall so notify the Issuer in writing or by telephone (promptly confirmed in writing) no later than the next succeeding May 31 following receipt of the Issuer's request for such extension, whereupon the Expiration Date shall be extended for one additional year. Unless the Agent shall have so notified the Issuer by such date, the Issuer's request for such extension shall be deemed rejected.

                    Section 2.10  Increased Costs; Reduced Return.

                    (a) If, after the date hereof, the introduction of, or any change in, any law, rule or regulation, or in the interpretation or administration thereof (in any case, applicable to banks generally notwithstanding the financial condition of any particular bank) by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive applicable to banks generally notwithstanding the financial condition of any particular bank (whether or not having the force of law) of any such Governmental Authority, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Commitment or assets held by, or deposits in or for the account of, any Bank or (ii) impose on any Bank any other condition regarding this Agreement, the Commitment or its Loan Notes, and the result of any event referred to in clause (i) or (ii) of this subsection shall be to increase the cost to such Bank of maintaining the Commitment or issuing or maintaining its Loans (which increase in cost may be the result of such Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within ten days of demand of such Bank, the Issuer shall pay to such Bank all additional amounts which are necessary to compensate such Bank for such increased cost incurred by such Bank. All payments of increased cost pursuant to this subsection shall bear interest thereon if not paid within ten days of such notice until payment in full thereof at the rate provided in Section 2.05(c). A certificate as to such increased cost incurred by the Bank as a result of any event mentioned above and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the method of calculation thereof shall be prepared in good faith and submitted by such Bank to the Issuer and shall be conclusive (absent manifest error) as to the amount thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                    (b) If, after the date hereof, the introduction of, or any change in, any law, rule or regulation, or in the interpretation or administration thereof (in any case, applicable to banks generally notwithstanding the financial condition of any particular bank) by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (applicable to banks generally notwithstanding the financial condition of any particular bank) regarding capital adequacy of any such Governmental Authority, whether or not having the force of law (including, without

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



          limitation, any changes mandated by compliance with the "International Convergence of Capital Measurements and Capital Standards", dated July, 1988 (also known as the "Basel Accord")), has or would have the effect of reducing the rate of return on any Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such introduction, change or compliance (taking into consideration such Bank's compliance requirements with respect to capital adequacy) by an amount deemed by such Bank to be material, then upon notice from such Bank, the Issuer shall pay, to such Bank, additional amounts which shall be sufficient to compensate such Bank for such reduced return. A certificate as to such reduced return incurred by such Bank as a result of any event described above and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the method of calculation thereof shall be prepared in good faith and submitted by such Bank to the Issuer and shall be conclusive (absent manifest error) as to the amount thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                    Section 2.11  Taxes.

                    (a) All payments made under this Agreement and the Loan Notes shall be made without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes (including, without limitation, branch taxes) (but excluding from such exclusion, in the case of any Bank not organized under the laws of the United States or any state thereof, United States withholding tax payable with respect to any such payments under laws, including, without limitation any statute, treaty, ruling, determination or regulation in effect on the date hereof) (all such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Bank hereunder, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

                    (b) The Issuer agrees to pay and to save each Bank harmless from all liability for, any present or future stamp, documentary and analogous taxes (including interest, penalties and fees), which may be payable in connection with this Agreement, the Borrowings hereunder, any Related Document or the issuance of the Loan Notes or any modification of any of the foregoing ("Other Taxes").

                    (c) The Issuer will indemnify each Bank for the full amount of Taxes and Other Taxes (including without limitation any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by each Bank and any liability (including penalty, interest and expenses) arising

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



          therefrom or with respect thereto. This indemnification shall be made 30 days following written demand. The Issuer's obligations under this Subsection (c) shall survive termination of this Agreement and repayment of the Loans.

                    (d) Whenever any Taxes are required to be remitted to a taxing authority by the Issuer on behalf of any Bank, as promptly as possible thereafter the Issuer shall send to the Agent, for the account of such Bank, a certified copy of the original official receipt, if any, or other documentary evidence received by the Issuer showing payment thereof. If the Issuer fails to remit to the Agent for the account of any Bank the required receipts or other required documentary evidence, the Issuer shall indemnify the Agent and such Bank for any incremental taxes, interest or penalties that may become payable by the Agent or such Bank as a result of any such failure.

                    (e) Each Bank, other than a Bank organized under the laws of the United States or any state thereof, agrees to provide the Issuer with appropriate executed copies of Internal Revenue Service Form 4224 (or, alternatively, Internal Revenue Service Form 1001, but only if the applicable treaty described in such Form provides for a complete exemption from Federal income tax withholding), or any successor or other forms or additional information in connection therewith reasonably requested by the Issuer, (A) on the Closing Date and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. If any Bank makes an assignment or sells a participation pursuant to Section 9.04 hereof, it shall furnish to the Issuer, with respect to the assignee or the purchaser of the participation, the applicable duly executed forms described in this Section 2.11(e).

                    Section 2.12 Compensation. The Issuer shall compensate each Bank upon its written request (which request shall set forth, in reasonable detail, the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Eurodollar Loans, any fees paid by such Bank to terminate the deposits from which such funds were obtained and any reasonably calculated loss sustained by such Bank, including any break-funding costs, which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a borrowing of (or conversion to) any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion (whether or not withdrawn), (ii) if any repayment, prepayment or conversion of any Eurodollar Loan occurs (pursuant to Article VIII or otherwise, except pursuant to Section 2.14 (as to which conversion no payment of compensation hereunder shall be applicable)) on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Issuer or (iv) as a consequence of any other failure by the Issuer to repay its Eurodollar Loans as and when required by the terms of this Agreement. These agreements and covenants made in this Section 2.12 shall survive the termination of this Agreement and payment of the Loan Notes.

                    Section 2.13  Expenses and Indemnification.

                    (a) The Issuer shall pay (i) subject to any agreement between the Issuer and the Agent with respect to the extent thereof, all reasonable out-of-pocket costs and expenses of the Agent, including reasonable fees and out-of-pocket expenses of its outside and in-house counsel, incurred in connection with the preparation, execution, delivery, amendment, modification and waiver of this Agreement, (ii) all out-of-pocket costs and expenses of the Agent, including the reasonable fees and out-of-pocket expenses of its outside and in-house counsel, incurred in connection with the enforcement of this Agreement and the other Related Documents, and (iii) all Receivables audit and monitoring costs of the Banks, which shall not exceed $10,000 annually.

                    (b) The Issuer will (i) indemnify and hold harmless the Agent and each Bank and each director, officer, employee and affiliate thereof (each, an "Indemnified Party") from and against all losses, claims, damages, expenses or liabilities to which such Indemnified Party may become subject, insofar as such losses, claims, damages, expenses or liabilities (or action, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or the Related Documents, including without limitation any failure of the Issuer to comply with any Medicaid laws or regulations, and (ii) reimburse each such Indemnified Party upon their demand, for any reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no Indemnified Party shall have the right to be so indemnified hereunder for its own (or, in the case of the Agent or any Bank, its director's, officer's, employee's or affiliate's) gross negligence, wilful misconduct or bad faith.

                    (c)  Third Party Claims.

                         (i) Any Indemnified Party shall notify the Issuer (the "Indemnifying Party"), promptly after such Indemnified Party's receipt of notice, or such Indemnified Party otherwise becoming aware, of any third party claims with respect to which indemnification may be sought under this Section 2.13. Such notice shall be in writing and shall be delivered in accordance with the provisions of Section 9.06 hereof. If any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall promptly assume the defense thereof with counsel chosen by it and approved by the Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), so long as the Indemnified Party is reasonably satisfied with the Indemnifying Party's defense thereof and the Indemnified Party does not reasonably determine that the Indemnifying Party's participation in or assumption of the defense would be inappropriate due to actual differing interests between the Indemnified Party and the Indemnifying Party. Without limiting the generality of the foregoing, any one or more of the Indemnified Parties shall have the right to employ counsel in any such action, and the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such third party claim, including without limitation reasonable attorneys' fees and costs (including the costs of in-house counsel), except to the extent that the Indemnifying Party has assumed the defense thereof in accordance with this Section 2.13 and provided that the Indemnifying Party's liability for the fees and expenses of the Indemnified Party's counsel shall not extend to more than one separate firm of attorneys at any point in time for any Indemnified Party for any one claim or any one group of substantially similar or related separate claims arising out of the same allegations or circumstances. At such time as the Indemnified Party notifies the Indemnifying Party that (a) the Indemnified Party is not reasonably satisfied with such defense or counsel or (b) the Indemnified Party has reasonably determined that the Indemnifying Party's assumption of the defense has become inappropriate due to actual differing interests between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall deliver notice to the Indemnifying Party in accordance with the provisions of Section 9.06 hereof, the Indemnified Party shall subsequently be entitled to assume the defense thereof with counsel chosen by it, and the Indemnifying Party shall indemnify and hold harmless the Indemnified Party in accordance with the terms hereof.

                         (ii)  In accordance with the provisions of
          Section 9.06, the Indemnified Party shall notify the Indemnifying Party, and the Indemnifying Party shall notify the Indemnified Party, of any bona fide offer of settlement of a third-party claim, and neither the Indemnifying Party nor the Indemnified Party shall accept any such offer without the other's prior written consent, not to be unreasonably withheld, provided that the Indemnifying Party may effect a settlement of any pending or threatened proceeding covered by the indemnities contained in this paragraph if such settlement includes an unconditional release of the Indemnified Party from any and all liability on claims that are the subject matter of such proceeding. If a bona fide settlement offer is accepted by the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for any loss or liability by reason of such settlement.

                    (d)  All agreements and covenants made in this
          Section 2.13 shall survive the termination of this Agreement and the payment of the Loan Notes.

                    Section 2.14  Market Unavailability.  In the event
          that:

                         (i) the Agent shall have determined on any date for determining the Adjusted LIBOR Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

                         (ii) any Bank shall have determined at any time, that by reason of the introduction of (except as provided in

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



               Section 2.10(a) or (b)), or any change, since the date of this Agreement, in any law, governmental rule, regulation, guideline or order or any interpretation or administration thereof (in any case, applicable to banks generally notwithstanding the financial condition of any particular bank) by any Governmental Authority charged with the interpretation thereof, the Adjusted LIBOR Rate shall not represent the effective pricing to such Bank for funding or maintaining its affected Eurodollar Loans or its Commitment; or

                         (iii) any Bank shall have determined at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order or any interpretation or administration thereof by any Governmental Authority or official charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

          then, and in any such event, the Agent (in the case of clause (i) above) or such Bank shall on such date give notice (by telephone confirmed in writing) to the Issuer and the Agent of such determination. Thereafter: (x) in the case of clause (ii) above, the Issuer shall either (A) pay such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its discretion, reasonably exercised and in good faith, shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Eurodollar Loan at a rate per annum equal to the effective pricing to such Bank to make or maintain such Eurodollar Loan plus the applicable rate per annum for such Eurodollar Loan set forth in Section 2.05(b) (in each case accompanied by a certificate as to additional amounts owed such Bank, showing the basis for the calculation thereof, submitted to the Issuer by such Bank which shall, absent manifest error, be final and conclusive and binding on all parties) or (B) upon at least one Business Day's written notice to the Agent, require the affected Bank to convert its affected Eurodollar Loan to a Reference Loan and pay the foregoing amounts only up to the date of such conversion; and (y) in the case of clauses (i) or (iii), the Issuer shall either (A) if the affected Eurodollar Loan(s) is proposed to be made pursuant to a Borrowing or a conversion, cancel said Borrowing or conversion by giving the Agent telephonic notice (promptly confirmed in writing) thereof on the same date that the Issuer was notified by the Agent or such Bank pursuant to this Section 2.14 or (B) if the affected Eurodollar Loan(s) is then outstanding, upon at least one Business Day's written notice to the Agent, require (without additional cost to the Issuer, including without limitation, pursuant to
          Section 2.12 hereof) the affected Bank to convert its affected Eurodollar Loan(s) to Reference Loan(s).

                    Section 2.15 Borrowing in Accordance With Percentage Interests. All Loans under this Agreement shall be made by the Banks simultaneously and in such amount as necessary so that after giving effect thereto, to the extent possible, the outstanding Loans of each Bank shall bear the same proportion to all outstanding Loans of all Banks as such Bank's Percentage bears to 100%. It is understood that neither the Agent nor any Bank shall be responsible for any default by any other Bank in its obligations to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitment hereunder.

                                     ARTICLE III

                                  OTHER CREDIT TERMS

                    Section 3.01 Fees. A transaction fee of $100,000 per annum (the "Liquidity Facility Fee") shall be payable in advance to the Agent upon execution of this Agreement and on each anniversary thereafter. Upon receipt of such payments, the Agent shall promptly distribute to each Bank its share thereof in accordance with the Bank's respective Percentages of the Commitment. Upon any termination or permanent reduction by the Issuer of the Commitment in accordance with Section 2.08, the Agent shall refund the applicable pro rata portion of the Liquidity Facility Fee to the Issuer.

                                      ARTICLE IV

                                       PAYMENTS

                    Section 4.01 Payments on Non-Business Days. Whenever any payment to be made hereunder or under any Loan Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on the amount owed at the applicable rate during such extension.

                    Section 4.02  Prepayments.

                    (a) Subject to Section 2.12, the Issuer shall have the right to prepay the Loans in whole or in part, without premium, on any Business Day (in the case of Reference Loans) or upon the expiration of the Interest Period (in the case of Eurodollar Loans) on the following terms and conditions: (i) in the case of Eurodollar Loans, the Issuer shall give the Agent at least three Eurodollar Business Days' prior written notice or telephonic notice (promptly confirmed in writing) of its intent to prepay Eurodollar Loans and the amount of such prepayment, which notice shall be irrevocable; (ii) in the case of Reference Loans, the Issuer shall give the Agent at least one Business Day's prior written notice or telephonic notice (promptly confirmed in writing) of its intent to prepay Reference Loans and the amount of such prepayment; and (iii) each prepayment (other than any described in subsection (b)) shall be in a principal amount of not less than $1,000,000 or equal to the then outstanding principal amount of the Loan or Loans being prepaid. The Agent

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



          shall promptly on the date any notice of prepayment is received by it give each Bank written or telephonic notice (promptly confirmed in writing) of such prepayment and of such Bank's proportionate share thereof.

                    (b) The Issuer, the Agent and the Banks hereby each agree that whenever the Sale and Servicing Agreement provides for the application of funds to prepay or repay Loans, such funds shall be applied, first, to any outstanding Loans that are Reference Loans, second, to any Eurodollar Loans maturing on the date of such payment and, third, as a prepayment of other Eurodollar Loans in such order as the Issuer shall determine.
          The Issuer, the Banks and the Agent each agree that under the circumstances contemplated by the preceding sentence any notice of prepayment otherwise required hereby in order to apply such funds to prepay the Loans shall be deemed to have been properly given by the Issuer.

                    Section 4.03 Method and Place of Payment, Etc. All payments by the Issuer under this Agreement and the Loan Notes owing to the Banks shall be sent to the Agent for the account of each Bank in accordance with the Bank's respective Percentages of the Commitment not later than 12:00 noon (City of Los Angeles time) on the date when due and shall be made in freely transferable Dollars and in immediately available funds at the Payment Office. All such payments shall be sent to each Bank not later than 2:00 p.m. (City of Los Angeles time) on the date of receipt and shall be made in freely transferable Dollars and in immediately available funds to the addresses set forth in
          Section 9.06 hereto. In the event the Agent does not forward any payments to the Banks at a time which would call for same day payment, the payment received by each Bank from the Agent shall include interest for the day or days such payment is not made (but excluding the day such amounts are returned by the Agent) at a rate per annum equal to the Fed Funds Rate, without reduction for any setoff or counterclaim of any nature whatsoever. In the event that any Bank does not forward any payment to the Agent at a time which would call for same day payment, the payment received by the Agent from such Bank shall include interest for the day or days such payment is not made (but excluding the day such amounts are returned by such Bank) at a rate per annum equal to the Fed Funds Rate, without reduction for any setoff or counterclaim whatsoever.

                    Section 4.04 Repayment of Loans. The principal of the Loans shall mature (subject to earlier acceleration or prepayment) and the entire principal amount thereof shall become due and payable on the Expiration Date.

                                      ARTICLE V

                                 CONDITIONS PRECEDENT

                    Section 5.01 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Closing Date") which shall be the first day on which all of the following conditions have been satisfied or waived:

                    (a) receipt by the Agent of executed and delivered counterpart copies of all Related Documents, which shall be in full force and effect;

                    (b) receipt by the Agent for the account of each Bank of a duly executed Revolving Loan Note payable to the order of such Bank in the amount and as otherwise provided for in
          Article II;

                    (c) no Default or no Event of Default shall have occurred and be continuing;

                    (d) all representations and warranties of the Issuer contained in any Related Document or in any document, certificate or financial or other statement delivered in connection herewith shall be true and correct in all material respects on and as of the Closing Date;

                    (e) receipt by the Agent of a certificate, dated the Closing Date and executed by an authorized signatory of the Issuer, stating that all of the conditions specified in Sections 5.01(c) and (d) are then satisfied;

                    (f) receipt by the Agent of the following, in each case fully executed by all of the parties identified therein:

                         (i) form UCC-1 financing statements covering the Collateral naming the Issuer as purchaser/secured party and the Collateral Agent as assignee and First Healthcare as seller/debtor in form to be filed in the State of Washington;

                        (ii) form UCC-1 financing statements covering the Collateral naming First Healthcare as purchaser/secured party and the Issuer as assignee and Northwest Healthcare as seller/debtor in form to be filed in the State of Washington;

                       (iii) form UCC-1 financing statements covering the Collateral naming First Healthcare as purchaser/secured party and the Issuer as assignee and Pasatiempo as seller/debtor in form to be filed in the State of Washington;

                        (iv) form UCC-1 financing statements covering the Collateral and naming the Issuer as debtor and the Collateral Agent as secured party in form to be filed in the States of Washington and Nevada;

                         (v) form UCC-3 change statements amending each UCC financing statement identified on Schedule II hereto amending each such financing statement to cover the Collateral and assigning each such financing statement from the secured party therein and the assignee of the secured party therein, if any, to the Collateral Agent; and

                        (vi)  form UCC-3 change statements terminating
          (A) each of the UCC financing statements identified on Schedule II hereto as local filings and (B) each of the UCC financing statements filed in the states identified as "excluded states" on
          Schedule II hereto.

                    (g) receipt by the Agent and the Collateral Agent of certified copies of UCC searches from the State of Washington and for the Issuer, the State of Nevada, dated as of a recent date listing for each of Seller, the Issuer, First Healthcare, Pasatiempo and Northwest, all financing statements on file in such state that name any of such parties (or any predecessor of any of them) as debtor or assignor together with copies of all such listed financing statements;

                    (h) receipt by the Agent of (x) certified copies of all corporate action taken by the Issuer to authorize the execution, delivery and performance of this Agreement and the Loan Notes, (y) certified charter and bylaws of the Issuer and a good standing certificate for the Issuer from its jurisdiction of incorporation and (z) such other corporate documents and certificates as the Agent may reasonably request;

                    (i) receipt by the Agent of a certificate, dated the Closing Date, of a duly authorized officer of the Issuer as to the incumbency, and setting forth a specimen signature, of each of the persons (i) who has signed this Agreement on behalf of the Issuer, (ii) who will sign the Loan Notes on behalf of the Issuer, and (iii) who will, until replaced by other persons duly authorized for the purpose, act as the representatives of the Issuer for the purpose of signing notices, requests or other communications or documents in connection with this Agreement and the transactions contemplated hereby;

                    (j) all fees payable pursuant hereto and due upon the execution hereof or on the Closing Date shall have been paid;

                    (k) receipt by the Agents of evidence that the Collateral Account and the Collection Account shall have been established;

                    (l) the fact that Seller's designation of a Closing Date shall have become effective under the Sale and Servicing Agreement;

                    (m) all conditions precedent specified in Schedule I to the Sale and Servicing Agreement shall have been satisfied and receipt by the Agent of copies or originals of all documents described therein, as applicable;

                    (n) receipt by the Agent of copies of all agreements, opinions, certificates and other documents referred to in the Related Documents and such other documents as the Agent may reasonably request; and

                    (o) receipt by the Agent of the Borrowing Base Certificate executed by an Authorized Officer of the Issuer, calculating the Borrowing Base as of the end of the immediately preceding month.

                    (p) receipt by the Agent of each of the following legal opinions, each addressed to the Agent, the Collateral Agent, and the Banks and satisfactory to the Agent in form and substance:

                         (i) the Opinion of Richard P. Adcock, Esq., as counsel to First Healthcare, in substantially the form of Exhibit F hereto, and as to such other matters as the Agent may reasonably request;

                        (ii) the Opinion of Richard P. Adcock, Esq., as counsel to Northwest in substantially the form of Exhibit G hereto, and as to such other matters as the Agent may reasonably request;

                       (iii) the Opinion of Richard P. Adcock, Esq., as counsel to Pasatiempo, in substantially the form of Exhibit H hereto, and as to such other matters as the Agent may reasonably request;

                        (iv) the Opinion of Richard P. Adcock, Esq., as counsel to Hillhaven, in substantially the form of Exhibit I hereto, and as to such other matters as the Agent may reasonably request;

                         (v) the Opinion of Richard P. Adcock, Esq., as counsel to the Issuer, in substantially the form of Exhibit J hereto, and as to such other matters as the Agent may reasonably request;

                        (vi) the Opinion of Brown and Wood, as counsel to Issuer, in substantially the form of Exhibit K hereto; and

                       (vii) the Opinion of Reed Smith Shaw & McClay, as counsel to Issuer, in substantially the form of Exhibit L hereto.

                    (q) receipt by the Agent of a novation agreement substantially in the form of Exhibit M hereto (the "Novation Agreement") and all other agreements, assignments, financing statement assignments, opinions, certificates and other documents as may be reasonably requested by the Agent to effectuate and evidence the assignment of all right, title and interest of the Original Agent and the Original Banks under the Original Liquidity Agreement and certain related documents to the Agent and the Collateral Agent;

                    (r)  receipt by the Agent of an audit of the
          Receivables, which shall be acceptable to the Banks in their sole discretion;

                    (s) the representations and warranties of the Seller, Northwest, Pasatiempo and of Hillhaven contained in the Sale and Servicing Agreement shall be true and correct;

                    (t) receipt by the Agent of a copy of the Seller's, Northwest's, Pasatiempo's and Hillhaven's corporate charters and all amendments thereto, certified as of a recent date by the Secretary of the Seller, Northwest, Pasatiempo and Hillhaven, respectively;

                    (u) receipt by the Agent of certificates of recent date, issued by the Secretary of State of their respective states of incorporation, as to the legal existence and good standing of the Seller, Northwest, Pasatiempo and Hillhaven;

                    (v) receipt by the Agent of duly certified copies of: the Seller's, Northwest's, Pasatiempo's and Hillhaven's bylaws and board of directors resolutions approving the execution, delivery and performance of the Related Documents to which each is, respectively, a party and the transactions contemplated thereby; and evidence of the authority and incumbency of specified officers of the Seller, Northwest, Pasatiempo and Hillhaven to execute the Liquidity Agreement and the Related Documents to which each is, respectively, a party; and

                    (w) the Collateral Agent shall have entered into a depositary agreement in substantially the form of Exhibit R with Pittsburgh National Bank regarding the establishment and operation of the Collection and Collateral Accounts.

                    Section 5.02 Representations and Warranties. At the date of each Borrowing and after giving effect thereto, all representations and warranties of the Issuer contained herein or in any Related Document or in any document, certificate or financial or other statement delivered in connection therewith and of the Seller and each Servicer contained in the Sale and Servicing Agreement or in any document, certificate or financial or other statement delivered in connection therewith, in each case shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such date.

                    Section 5.03 Conditions to Execution. Upon the execution hereof, the Issuer shall pay the Agent the Liquidity Facility Fee and the fees and disbursements of the Agent's and the Collateral Agent's counsel.

                                      ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                    Section 6.01 Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has, in all material respects, full corporate power, authority and legal right to own its property as such property is currently owned and to conduct its business as contemplated by the Related Documents and as currently conducted, and to execute, deliver and perform its obligations under the Related Documents. The Issuer has no subsidiaries.

                    Section 6.02 Power; Authorization; Enforceable Obligation. The Issuer has the power, authority and legal right to execute, deliver and perform the Related Documents to which it is, or is to be, a party, and to borrow hereunder and has taken all necessary action to authorize the Borrowings on the terms and conditions hereof and the execution, delivery and performance of the Related Documents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority or other Person is required for the execution, delivery and performance by the Issuer of the Related Documents which has not been obtained, made, given or accomplished. The Related

          Documents to which it is, or is to be, a party have been duly executed and delivered by a duly authorized officer of the Issuer and each constitutes, legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, except that the enforceability thereof may be subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    Section 6.03 No Legal Bar. The execution, delivery and performance by the Issuer of the Related Documents to which it is, or is to be, a party, will not violate any provision of any Requirement of Law applicable to the Issuer or any of its Property, nor violate or constitute a default under any Contractual Obligation applicable to the Issuer or any of its property, and will not, except as otherwise provided herein or under any of the other Related Documents, result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any Contractual Obligation.

                    Section 6.04  No Litigation.  No litigation,
          investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending nor, to the Issuer's knowledge, threatened against the Issuer or any of its assets (a) with respect to the Related Documents or the Borrowings hereunder or (b) that would have a material adverse effect on the business, operations, assets or financial or other condition of the Issuer.

                    Section 6.05 Investment Company Act. The Issuer is not, and will not become, as a result of the transactions contemplated by any Related Document, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    Section 6.06 No Default. Except as would not have a material adverse effect on the ownership or servicing of the Purchased Receivables and would not have a material adverse effect on the business, operations, assets or financial or other condition of the Issuer or on its ability to perform its obligations under the Related Documents to which it is, or is to be, a party, the Issuer is not in default under any Contractual Obligation or Requirement of Law applicable to it or any of its property; and no Event of Default or Default has occurred and is continuing nor will such a Default or Event of Default result from the entry by it into the Related Documents or the performance by it of any of its obligations under any or all thereof.

               Section 6.07 Perfection of Security Interest. The Collateral Agent has a continuing first and prior security interest in, and general first lien on, the Collateral.

                                     ARTICLE VII

                               COVENANTS OF THE ISSUER

               Until all indebtedness hereunder shall have been paid in full and the Commitment has terminated, the Issuer agrees that:

                    Section 7.01 Information. The Issuer will furnish to the Agent and each Bank:

                    (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the annual report for such year of the Issuer, containing financial statements for such year certified without qualification as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Master Servicer;

                    (ii) as soon as available and in any event within 60
               days of the end of each fiscal quarter of the Issuer, an unaudited balance sheet of the Issuer and the related statement of income (but not cash flows), certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Master Servicer;

                    (iii) simultaneously with the delivery of each set of
               financial statements under (i) above, a statement from the firm of independent public accountants which reported on such statements: (x) stating that nothing has come to their attention to cause them to believe that an Amortization Event (or event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event) has occurred and is continuing and
               (y) showing the calculations necessary to demonstrate that Issuer Equity was at least equal to Minimum Issuer Equity on the date of such financial statements;

                    (iv) simultaneously with the delivery of each set of
               financial statements under (ii) above, a statement from the chief financial officer of the Master Servicer (x) stating that no Amortization Event has occurred and is continuing and (y) showing the calculations necessary to demonstrate that Issuer Equity was at least equal to or in excess of zero on the date of such financial statements;

                    (v) as soon as possible and in any event within 5 days
               after the occurrence of an Event of Default or Default, a statement of an Authorized Officer setting forth the details thereof and the actions which the Issuer has taken and proposes to take with respect thereto;

                    (vi) as soon as possible and in any event within 23
               days after the end of each calendar month, the Borrowing Base Certificate evidencing the calculation of the Borrowing Base for the preceding month, such other information as may be required under the Borrowing Plan, and such information related thereto as may be reasonably requested by any Agent; and

                   (vii) such other information (including without
               limitation copies of all reports and documents received by the Issuer pursuant to any Related Document) respecting the condition or operations, financial or otherwise, of the Issuer or respecting the Purchased Receivables and the Related Documents.

                    Section 7.02 Activities. The Issuer will not engage directly or indirectly in any business or activity (whether or not pursued for gain or other pecuniary advantage) except as contemplated under the Related Documents.

                    Section 7.03 Additional Stock. The Issuer will not issue any additional shares of capital stock of any class or issue warrants or grant any options on other similar rights with respect thereto.

                    Section 7.04 Maintenance of Existence. Except as permitted by Section 7.11 hereof, the Issuer will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner.

                    Section 7.05 Maintenance of Properties. The Issuer will keep all of its properties necessary, in the judgment of the Board of Directors of the Issuer, in its business in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the Bank to inspect such properties, and to examine and make extracts from the books and records of the Issuer during normal business hours.

                    Section 7.06 Compliance with Laws. The Issuer will comply in all respects with the requirements of all applicable Requirements of Law, such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon the Issuer or its properties.

                    Section 7.07 Notice of Proceedings. The Issuer will promptly give notice in writing to the Agent and each Bank of all litigation, arbitration proceedings and regulatory proceedings affecting the Issuer or the property of the Issuer.

                    Section 7.08 Use of Proceeds. No part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent, the Issuer will furnish to the Agent in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. The Issuer shall not use any Loans to:

                    (a) knowingly purchase Ineligible Securities from BA Securities, Inc. (the "Arranger") during any period in which the Arranger makes a market in such Ineligible Securities; or

                    (b) knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger; or

                    (c) make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Issuer or any Affiliate of the Issuer.

                    Section 7.09 Limitation on Debt. The Issuer will not create, assume or suffer to exist any Debt other than Subordinated Debt.

                    Section 7.10 Negative Pledge. The Issuer will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Liens created by the Related Documents, nor shall the Issuer grant any negative pledge covenant covering its assets to any Person other than the Banks, except such negative pledge covenants described under that certain Credit Agreement dated as of September 1, 1993, among First Healthcare Corporation, The Hillhaven Corporation, the Banks referred to therein, the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Agent, Chemical Bank, as Administrative Agent, and J.P. Morgan Delaware, as Collateral Agent.

                    Section 7.11 Consolidations, Mergers, Acquisitions, and Sales of Assets. The Issuer will not (i) consolidate or merge with or into or acquire any other Person or (ii) sell, lease or otherwise transfer (by investment, assignment, contribution or otherwise) all or any substantial portion or its assets to any other Person.

                    Section 7.12 Restricted Payments. The Issuer will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or return any capital to its shareholders as such, or purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding (collectively, a "Restricted Payment"), unless after payment of such Restricted
          Payment:  (i) Issuer Equity is equal to or in excess of zero;
          (ii) no Default or Event of Default has occurred and is continuing; and (iii) declaration and payment of such Restricted Payment is permitted under (and complies with) all applicable Requirements of Law.

                    Section 7.13  Corporate Existence.

                    (a) The Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration thereof and the transactions contemplated thereby.

                    (b) The Issuer shall observe the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from Hillhaven, and its Affiliates, including, without limitation, as follows:

                         (i) the Issuer shall maintain separate corporate records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Issuer's assets and liabilities and to permit a determination of the obligee's and the time for performance on each of the Issuer's obligations) from those of Hillhaven and its Affiliates;

                         (ii) except as expressly permitted by the Sale and
                    Servicing Agreement for Collections of Purchased Receivables prior to transfer thereof to the Collection Account (which transfer is to occur within two Business Days of receipt of such Collection by the applicable Servicer), the Issuer shall not commingle any of its assets or funds with those of Hillhaven or any of its Affiliates;

                         (iii) the Issuer shall maintain records permitting
                    a determination on a daily basis of the amount and location of any of its funds which are commingled as permitted under clause (ii);

                         (iv) the Board of Directors of the Issuer shall be
                    elected independently from the Board of Directors of Hillhaven and its Affiliates and shall at all times include at least two Independent Directors;

                         (v) the Board of Directors and stockholders of the Issuer will hold all regular and special meetings appropriate to authorize corporate actions. Regular meetings of directors will be held at least annually. The Board of Directors may act from time to time through one or more committees of the Board in accordance with the Issuer's bylaws. Appropriate minutes of all meetings of the Issuer's Board of Directors (and committees thereof) and of the stockholders meetings will be kept by the Issuer;

                         (vi) taking into account the services to be
                    performed on the Issuer's behalf by the Servicers and the Master Servicer under the Sale and Servicing Agreement, the Issuer will have sufficient officers and employees to run its business and operations. At least one senior officer of the Issuer (who may also be a member of the Board of Directors of the Issuer) will not be a director, officer or employee of Hillhaven or any of its Affiliates;

                         (vii) decisions with respect to the Issuer's
                    business and daily operations will be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of Hillhaven) and will not be dictated by Hillhaven or any of its Affiliates. Any permitted transactions between the Issuer and Hillhaven or any of its Affiliates (other than the purchase of Receivables pursuant to the Sale and Servicing Agreement) will receive prior approval of a majority of the Board of Directors including at least two Independent Directors of the Issuer;

                         (viii) the Issuer will act solely in its own
                    corporate name and through its own authorized officers and agents. Neither Hillhaven nor any of its Affiliates will be appointed agent of the Issuer, except as expressly contemplated by the Sale and Servicing Agreement;

                         (ix) the Issuer will prepare instruments of
                    assignment naming it as purchaser for all Purchased Receivables sold to it. In all cases, the data and records (including computer records) used by the Issuer or the Servicers in the collection and administration of Purchased Receivables will reflect the Issuer's ownership interest therein;

                         (x) although the Issuer's directors, officers and
                    employees (other than the Independent Directors) may also be employees of Hillhaven or any of its Affiliates and may participate in their employee benefit plans, such individuals will be required to account for efforts devoted to the Issuer's business and affairs and the Issuer will reimburse Hillhaven or any of its Affiliates for their services;

                         (xi) the Issuer will be responsible for the
                    payment of all expenses, indebtedness and other obligations incurred by it and will reimburse Hillhaven or any of its Affiliates for its organizational expenses;

                         (xii) except as evidenced by the Hillhaven Note
                    and the Purchase Money Note, neither Hillhaven nor any of its Affiliates will advance funds to the Issuer and other than capital contributions from Hillhaven, no Affiliate of Hillhaven will otherwise supply funds to, or guarantee debts of, the Issuer;

                         (xiii) the Issuer will maintain a separate office
                    which will be physically separate from space occupied by Hillhaven or any of its Affiliates (but may be separate space occupied solely by the Issuer at the offices of Hillhaven or any of its Affiliates) and will be identified as the Issuer's office so it can be identified by outsiders;

                         (xiv) the Issuer shall not guarantee, or otherwise
                    become liable with respect to, any obligation of Hillhaven or any of its Affiliates;

                         (xv) the Issuer shall at all times hold itself out
                    to the public under the Issuer's own name as a legal entity separate and distinct from Hillhaven and its Affiliates (the foregoing to include, but not be limited to, use of materially separate and distinct letterhead and telephone number(s)); and

                         (xvi) any financial reports required of the Issuer
                    (other than the reports required under Section 7.01(ii) hereof) will comply with generally accepted accounting principles and shall be issued separately from any reports prepared for Hillhaven and any of its Affiliates.

                    Section 7.14 Books and Records. The Issuer shall keep proper books of record and account, in which full and correct entries shall be made of all its financial transactions and its assets and business in accordance with generally acceptable accounting principles, consistently applied, and, after reasonable advance notice shall permit the Agent and its representatives to inspect the same and make copies or extracts thereof.

                    Section 7.15 Reduction of Outstanding Debt. To the extent practicable and not in violation of any express provisions of any Related Document, the Issuer will apply amounts on deposit in the Issuer Accounts to pay Daily Facility Costs and to repay or prepay Loans prior to borrowing funds hereunder.

                    Section 7.16 Issuer Equity. The Issuer shall at all times maintain its Issuer Equity equal to or in excess of zero.

                    Section 7.17 Borrowing Plan. The Issuer shall at all times comply with the terms of the Borrowing Plan.

                    Section 7.18 Post-Closing Legal Opinions. The Issuer shall deliver to the Agent, within 60 days after Closing, the following legal opinions, each addressed to the Agent, the Collateral Agent, and the Banks and satisfactory to the Banks in form and substance:

                         (i) the Opinion of Richard P. Adcock, Esq., as counsel to First Healthcare, in substantially the form of Exhibit N hereto;

                        (ii) the Opinion of Richard P. Adcock, Esq., as counsel to Northwest in substantially the form of Exhibit O hereto;

                       (iii) the Opinion of Richard P. Adcock, Esq., as counsel to Pasatiempo, in substantially the form of Exhibit P hereto; and

                        (iv) the Opinion of Richard P. Adcock, Esq., as counsel to Issuer, in substantially the form of Exhibit Q hereto.

                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

                    Section 8.01 Events of Defaults. Upon the occurrence of any of the following events (each an "Event of Default"), and so long as such Event of Default shall continue unremedied:

                    (a) Payments. Failure by the Issuer (x) to pay the principal of any Loan when and as due, or (y) to pay any interest on any Loan or any other amount due hereunder or under the Pledge Agreement within five Business Days after such amount becomes due; or

                    (b) Representations. Any representation, warranty or statement made or deemed made by the Issuer in this Agreement or in any other Related Document shall prove to have been incorrect in any material respect on any date when made or deemed made and which incorrectness continues for a period of 30 days after the earlier of (i) receipt by the Issuer of notice thereof from the Agent or any Bank or (ii) knowledge of such failure by the Issuer; or

                    (c) Covenants. Failure by the Issuer (x) to observe or perform any covenant or agreement contained in Sections 7.02, 7.03, 7.04, 7.08, 7.09, 7.10, 7.11, 7.12, 7.13, and 7.16 hereof in any material respect, or (y) to observe or perform any other covenant or agreement contained herein or in any Related Document in any material respect and the continuance of such failure for 30 days after the earlier of (i) receipt by the Issuer of notice thereof from the Agent or any Bank or (ii) knowledge of such failure by the Issuer; or

                    (d) Voluntary Bankruptcy Proceedings of the Issuer. The Issuer shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) action shall be taken by the Issuer for the purpose of effectuating any of the foregoing; or

                    (e) Involuntary Bankruptcy Proceedings Against the Issuer. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Issuer under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization of the Issuer or the appointment of a receiver, trustee, custodian or liquidator for the Issuer or a substantial part of the property, assets or business of the Issuer, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Issuer and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be stayed, released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be; or

                    (f) Judgments. Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied in respect of an obligation (alleged or otherwise) of the Issuer in excess of $10,000 (not covered by insurance) against any of the property of the Issuer and such judgment, writ or similar process shall not be released, vacated or stayed or fully bonded within 30 days after its issue of levy; or

                    (g) Obligations. Any default shall occur under any obligation of the Issuer with an outstanding principal of greater than $10,000 which shall immediately result in the acceleration of all amounts due and payable under such obligation; or

                    (h) Related Documents. Any default shall have occurred and is continuing under any of the Related Documents (including without limitation the occurrence of any Amortization Event under the Sale and Servicing Agreement or any event or condition which, with the giving of notice or lapse of time or both, would become an Amortization Event); or

                    (i) Material Adverse Change. Any material adverse change shall occur with respect to the business, operations, assets or financial or other condition of the Issuer, as determined in the reasonable discretion of each Bank as determined by the Required Banks; or

                    (j) Change in Laws. There shall be any introduction of, or any change in, any law, rule or regulation, or in the interpretation or administration thereof by any Governmental Authority, charged with the interpretation or administration thereof that may result in any applicable material adverse change to the procedures affecting Medicaid or Medicare reimbursements or the assignment of proceeds thereof, as determined in the reasonable discretion of each Bank as determined by the Required Banks; or

                    (k) Ownership. The present owners of the Issuer (or such owners, heirs, personal representatives or testamentary beneficiaries) shall cease to own or control 50% of the voting stock of the Issuer, or shall cease to control a majority of the board of directors of the Issuer.

               Upon the occurrence of any of the foregoing, and at any time during the unremedied continuance of any default, then the Agent (upon the direction of the Required Banks) may by sending to the Issuer and by delivering (in the manner specified for notices hereunder a written notice (a "Notice of Termination") signed by an Authorized Agent Officer, (i) declare the principal of and accrued interest in respect of the Loans to be, whereupon the same shall become, forthwith due and payable, (ii) declare the Commitment to make Revolving Loans terminated, whereupon the Commitment to make Revolving Loans shall terminate and any accrued fees or premiums with respect thereto shall forthwith become due and payable without any further notice of any kind, or
          (iii) direct the Collateral Agent to pursue remedies under the Pledge Agreement. Upon the occurrence of an Event of Default described in clauses (d) or (e) above, the Commitment to make Revolving Loans shall automatically terminate and the principal of and accrued interest on all Loans shall automatically become immediately due and payable without necessity of declaration or other action by the Agent.

                    Section 8.02 Collection of Medicaid Payments by Servicers. Notwithstanding any provision of Article VIII of this Agreement or of the Related Documents to the contrary, all Medicaid payments which are made by an Obligor with respect to any Purchased Receivable shall be collected from such Obligor only by the Servicer which furnished the services for which such payments are made, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than the Servicer pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicaid laws, rules and regulations; and neither this Agreement nor the Related Documents shall effect, nor be construed to effect, any assignment of Medicaid payments in contravention of applicable federal and state Medicaid laws, rules and regulations, nor shall this Agreement or the Related Documents be construed to permit any other Person to collect or receive, or to be entitled to collect or receive, any such payments prior to the Servicer's receipt thereof if such collection or receipt would violate applicable federal and state Medicaid laws, rules and regulations.

                                      ARTICLE IX

                                    MISCELLANEOUS

                    Section 9.01 Computations. All computations of interest and fees hereunder and under the Loan Notes shall be made on the basis of a 365-day year, except for interest at the LIBOR Rate which shall be computed on the basis of the actual number of days elapsed over a year comprised of 360 days.

                    Section 9.02 Exercise of Rights; Remedies Cumulative. No failure or delay on the part of the Issuer, the Agent or any Bank to exercise any right, power or privilege under this Agreement and no course of dealing between the Issuer, the Agent and any Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the parties hereto would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

                    Section 9.03 Amendment and Waiver. No provision of the Related Documents may be amended, waived, modified, supplemented, restated, discharged or terminated, without the consent of the Required Banks or all of the Banks, as applicable under Section 9.10.

                    Section 9.04  Successors and Assigns.

                    (a) This Agreement shall bind, and the benefits hereof shall inure to, the Issuer, the Agent and the Banks and their respective successors and assigns; provided that the Issuer may not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of all Banks.

                    (b) Each Bank may, subject to compliance with the further provisions of this subsection, at any time sell, assign or transfer (an "Assignment") all or any portions of its Loans or Loan Notes or Percentage of its Commitment in minimum amounts of $5,000,000 or of its right, title and interest thereon or thereto or in or to this Agreement to any other Person; provided, that such Bank, together with its Affiliates, shall continue at all times to hold beneficial interests in Notes having an aggregate principal amount of not less than an amount equal to (x) 20% (or such lesser percentage as may be approved by the Issuer and the Agents) multiplied by (y) such Bank's Percentage of the Commitment multiplied by (z) the principal amount of all Notes outstanding at the time of determination. The Agent shall maintain a copy of each Assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Issuer therein recorded, and the Issuer, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection and copying by the Issuer or any Bank at any reasonable time and from time to time upon reasonable prior notice. If such Assignment is to one or more financial institutions which assume the obligations of such Bank hereunder (a "Novation") (x) the assigning Bank shall be released from, and the assuming institution shall assume and become obligated in respect of, the assuming Bank's Percentage of the Commitment and its other obligations hereunder to the extent of such Novation and (y) the assuming institution shall be a party hereto (and shall constitute a Bank hereunder). The assuming institution in any Novation shall contemporaneously therewith deliver to the Agent the information to be included in
          Schedule I with respect to such institution. Following any Novation, the Issuer will execute and deliver new Loan Notes to the assigning Bank and the assuming institution in amounts equal to their respective Percentages (giving effect to the Novation) of the Commitment, and the Agent will send to the Issuer and each

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



          Bank an appropriately revised Schedule I. No Bank may effect any Assignment (whether or not constituting a Novation) without the prior written consent of the Issuer and the Agent (which consents may not be unreasonably withheld). In addition, no Bank may effect a Novation unless: (i) prior to the effective date of such Novation, the assuming institution executes and delivers to the Issuer and the Agent a written agreement satisfactory to the Issuer and the Agent to the effect that such Person agrees to be bound by the provisions of this Agreement and (ii) such Novation will not require the Issuer to register itself or any of its Securities under any Applicable Securities Law.

                    (c) Each Bank may, without the consent of the Issuer or the Agent, grant participations in all or any part of the Loan Notes only in minimum amounts of $5,000,000 to one or more commercial banks, insurance companies or other financial institutions, pension funds or mutual funds; provided, that:
          (i) any such disposition shall not require the Issuer to register itself or any of its Securities under any Applicable Securities Laws; (ii) such Bank, together with its Affiliates, shall continue at all times to hold beneficial interests in Notes having an aggregate principal amount of not less than an amount equal to (x) 20% (or such lesser percentage as may be approved by the Issuer and the Agents) multiplied by (y) such Bank's Percentage of the Commitment multiplied by (z) the principal amount of all Notes outstanding at the time of determination; provided, that, in no event shall either the Agent's or the Collateral Agent's Percentage of the Commitment be less than 10%;
          (iii) the consent of the holder of any such participation, other than an Affiliate of such Bank, shall not be required with respect to whether such Bank shall take or omit to take any action hereunder, except action directly affecting the extension of the maturity of any portion of the principal amount of or interest on a Loan Note allocated to such participation or a reduction of the principal amount of or the rate of interest or fees payable on or with respect to the Loan Notes or an increase in the Commitment (but only if the amount of the Commitment allocated to such participant is increased); (iv) the holder of such participation shall not acquire any rights hereunder or under any Related Document; (v) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged; (vi) such Bank shall remain solely responsible for the performance thereof; (vii) such Bank shall remain the holder of any obligation owing to it hereunder for all purposes of this Agreement; and (viii) the Issuer and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                    (d) Each Bank may furnish any information concerning the Issuer delivered by the Issuer to such Bank from time to time to assignees and participants (including prospective assignees and participants).

                    (e) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law.

                    Section 9.05 Adjustments. If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), such that it has received aggregate payments or collateral on account of its Loans in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans which are then due and payable, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and provided, further, that nothing in this Section 9.05 shall impair the right of any Bank to execute any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of the indebtedness of the Issuer, other than indebtedness under the Notes. The Issuer agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation was a direct creditor of the Issuer, in the amount of the participation.

                    Section 9.06 Notices; Requests; Demands. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by confirmed telecopy or prepaid telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 9.05. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                    If to the Issuer:

                         Hillhaven Funding Corporation
                         1148 Broadway Plaza
                         Tacoma, Washington 98401-2264

                         Attention:     Vice President and Treasurer
                         Telephone:     (206) 756-4807
                         Telecopy:      (206) 756-4890

                    with a copy to:

                         The Hillhaven Corporation
                         1148 Broadway Plaza
                         Tacoma, Washington 98401-2264

                         Attention:     General Counsel
                         Telephone:     (206) 756-4797
                         Telecopy:      (206) 756-4845

                    If to the Agent:

                         Notice Office:

                         Bank of America National Trust
                           and Savings Association
                         555 South Flower Street
                         11th Floor, #5618
                         Los Angeles, CA  90071
                         Attention:     Brad DeSpain
                         Telex:         BANKAMER SFO 34346
                         Telephone:     (213) 228-3262
                         Telecopy:      (213) 228-2756

                         Payment Office:

                         Bank of America National Trust
                           and Savings Association
                         333 South Beaudry Avenue
                         Los Angeles, CA  90017
                         Attention:     Betsy Quinio
                         Telex:         BANKAMER SFO 34346
                         Telephone:     (213) 345-6531
                         Telecopy:      (213) 345-6550
                         Routing/ABA #: 1210-00358
                         Incoming Wire Acct. #:  12331-83980

                    If to a Bank:

                      at its address set forth in Schedule I hereto or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                    Section 9.07  Survival of Representations and
          Warranties.  All representations and warranties contained in
          Article VI shall survive the execution and delivery of this Agreement and shall continue only so long as until such time as

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



          all indebtedness hereunder and under the Loan Notes shall have been paid in full or the Banks have any commitment hereunder.

                    Section 9.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY WASHINGTON STATE OR FEDERAL COURT SITTING IN THE CITY OF SEATTLE OVER ANY SUIT, ACTING OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT AND THE LOAN NOTES AND HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AS WELL AS ANY OBJECTION WITH RESPECT THERETO OF INCONVENIENT FORUM.

                    Section 9.09 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                    Section 9.10 Further Assurances. The Issuer agrees to do such further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and the Banks their rights, powers and remedies hereunder.

                    Section 9.11  Appointment of the Agents.

                    (a) The Agent. Each Bank hereby irrevocably appoints the Agent as its agent hereunder, and, to the extent applicable, under each other Related Document and hereby authorizes the Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Agent may execute any of its duties hereunder and thereunder by or through agents or employees and, without limiting the foregoing, the Agent shall appoint and direct the Collateral Agent in accordance with the terms of this Agreement, the Pledge Agreement and the Related Documents. The relationship between the Agent and each Bank is that of agent and principal only, and nothing herein shall be deemed to constitute the Agent a trustee for any Bank or impose on the Agent any obligations other than those for which express provision is made herein or therein.

               Except as required by the specific terms of this Agreement or the other Related Documents, the Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Required Banks (or to the extent that this Agreement expressly requires, all of the Banks), and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Banks, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The Agent shall not, without the prior approval of all of the Banks, increase the amount of the Commitment, reduce the principal amount of or interest on or fees payable with respect to a Loan Note or the rate of interest on a Loan Note, extend any date for payment of obligations hereunder or under any Related Document, extend the Expiration Date, amend or waive any Default or Event of Default hereunder or under any Related Document, or amend this Section 9.11. The Agent shall not, without the prior approval of the Required Banks, consent to any material departure by the Issuer from the terms hereof or of the Related Documents or amend, modify, supplement or terminate, or agree to any surrender of, any such agreement or instrument; provided, that the foregoing limitation on the authority of the Agent is for the benefit of the Banks and shall not impose any obligations on the Issuer to investigate or inquire into the authority of the Agent in any circumstances, and the Issuer shall be fully protected in carrying out any request, direction or instruction made or given to the Issuer by the Agent in the exercise of any right, power, remedy or privilege granted to the Agent hereby or by the terms of the other Related Documents, receiving or acting upon any consent or waiver granted to the Issuer hereunder or thereunder by the Agent, or entering into any amendment or modification of, or supplement to, this Agreement, or the other Related Documents, and the Issuer shall not be subject to the claims of any Bank by reason of the lack of authority of the Agent to take any such action nor shall the lack of authority on the part of the Agent in any circumstance give rise to any claim on the part of the Issuer against any Bank; and provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, or the other Related Documents or any applicable Requirement of Law. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks (or all of the Banks, as applicable) or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                    (b) Appointment of the Collateral Agent. The Agent and the Issuer hereby irrevocably appoint Seafirst as the Collateral Agent hereunder and under the Pledge Agreement, and hereby authorize the Collateral Agent to take such action on the Agent's behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder and thereunder by or through agents or employees. The relationship between the Agent and the Collateral Agent is that of principal and agent only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Person or impose on the Collateral Agent any obligations other than those for which express provision is made herein or therein.

               Except as required by the specific terms of this Agreement or the Pledge Agreement, the Collateral Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Agent in accordance with Section 11 of the Pledge Agreement (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Agent), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement, or the other Related Documents or any applicable Requirement of Law. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Agent or it shall first be indemnified to its satisfaction by the Agent or the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent, the Banks and the Issuer hereby acknowledge and agree to the additional provisions respecting the Collateral Agent set forth in the Pledge Agreement.

                    (c) Reliance. Neither the Agents nor any Bank, or any of its or their respective directors, officers, agents or employees, shall be liable to any Agent, any other Bank, or the Issuer, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the other Related Documents, or in connection herewith or therewith, except for its or their own gross negligence, wilful misconduct or bad faith; nor shall the Agents or any Bank be responsible to any Agent or any other Bank, as the case may be, for the validity, effectiveness, value, sufficiency or enforceability against the Issuer, or other parties thereto, of the Purchased Receivables, this Agreement, the Loan Notes, the Related Documents or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limiting the generality of the foregoing, the
          Agents: (i) may each consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
          (ii) make no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Loan Notes, or any Related Document on the part of any party hereto or thereto or to inspect the property (including the books and records) of the Issuer; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Loan Notes, any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, any Related Document, or the Loan Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) or telephonic instruction (promptly confirmed in writing), or notices to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

                    (d) Defaults. Neither the Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Bank or the Issuer referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default."
          In the event that the Agent receives such a notice, the Agent shall promptly notify the Issuer (unless the Issuer shall have delivered such notice to the Agent) and then give notice thereof to the Banks (provided that the failure to notify the Issuer shall not impair any of the rights of the Agent and the Banks with respect to the events and circumstances specified in such notice). In the event that the Collateral Agent receives a notice, the Collateral Agent shall promptly notify the Agent.
          The Agent shall take such action with respect to such Default or Event of Default and shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Banks.

                    (e) Indemnification. Each Bank hereby agrees, in the ratio that such Bank's Percentage of the Commitment hereunder bears to the Commitment, to indemnify and hold harmless the Agent and the Collateral Agent, from and against any and all losses, liabilities (including liabilities or penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, fees and expenses of attorneys, accountants and experts) incurred or suffered by the Agent in its capacity as Agent or the Collateral Agent in its capacity as Collateral Agent as a result of any action taken or omitted to be taken by the Agent or the Collateral Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Agent or the Collateral Agent in such capacity; provided, that, no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to the gross negligence, wilful misconduct or bad faith on the part of the Agent or the Collateral Agent, as the case may be, or their respective officers, employees or agents. Without limiting the generality of the foregoing, each Bank hereby agrees, in the ratio aforesaid, to reimburse the Agent and the Collateral Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred on the Pledge Agreement by the Agent or the Collateral Agent hereunder and not promptly reimbursed to the Agent by the Issuer. Each Bank's obligations under this subsection shall survive the termination of this Agreement and the discharge of the Issuer's obligations hereunder.

                    (f) Rights as Banks. Each Bank agrees that with respect to its obligation to lend under this Agreement, the Loans made by it and the Loan Notes issued to such Bank, the Agent and the Collateral Agent shall each have the same rights and powers hereunder as any other Bank or holder of a Loan Note and may exercise the same as though it were not performing the duties of Agent or Collateral Agent specified herein; and the terms "Banks," "Required Banks," "holders of Loan Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent and the Collateral Agent, and the Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer, Hillhaven, the Seller, Pasatiempo, Northwest or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other considerations from the Issuer or any of their Affiliates for services in connection with this Agreement and otherwise without having to account for the same to any Bank.

                    (g) No Representations. Each Bank expressly acknowledges that neither the Agent nor the Collateral Agent nor any of its or their officers, directors, employees, agents, attorneys in fact, or affiliates has made any representations or warranties to it and that no act by the Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Agent or the Collateral Agent to any Bank. Each Bank represents to the Agent and the Collateral Agent that it has, independently and without reliance upon the Agent, the Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent, the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent and the Collateral Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Issuer which may come into the possession of the Agent, the Collateral Agent or any of its officers, directors, employees, agents, attorneys in fact, or affiliates. The Agent and the Collateral Agent shall in no event be liable to any Bank on account of any materials prepared or provided by it.


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                    (h)  Resignation of the Agent.  The Agent may resign as
          Agent upon thirty (30) days' notice to the Banks and the Issuer and following the appointment of a successor agent in accordance with the provisions of this Section 9.11. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks willing to serve as Agent a successor agent for the Banks, which successor agent shall be approved by the Issuer (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement, or any holders of the obligations owing hereunder. After any retiring Agent's resignation as Agent, the provisions of this Section 9.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                    Section 9.12 Descriptive Headings. The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                    Section 9.13 Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
          WASHINGTON LAW.

                    Section 9.14 Arbitration. At the request of the Agent, acting on behalf of the Required Banks, or the Issuer, any controversy or claim between the Banks and the Issuer, arising from or relating to this Agreement or any Related Document executed in connection with this Agreement or any Related Document or arising from any alleged tort shall be settled by arbitration in King County, Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration, except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

                    For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in

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          the arbitration proceedings of any party having an interest related to the claim or controversy being arbitrated.

                    No provision of this Section shall limit the right of the Issuer or the Banks to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

                    Section 9.15 Replacement of Original Liquidity Agreement. The Original Liquidity Agreement shall be deemed amended and restated in full and superseded by this Agreement.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.


                                   HILLHAVEN FUNDING CORPORATION


                                   By:  /s/ Robert K. Schneider
                                   Title: Vice President & Treasurer


                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By:  /s/ Brad DeSpain
                                   Title: Vice President


                                   SEATTLE-FIRST NATIONAL BANK


                                   By:  /s/ Thomas P. Rook
                                   Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as Agent


                                   By:  /s/ Brad DeSpain
                                   Title: Vice President

                                   SEATTLE-FIRST NATIONAL BANK, as
                                   Collateral Agent


                                   By:  /s/ Thomas P. Rook
                                   Title: Vice President





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                                      SCHEDULE 1



               Bank                                    Bank's Percentage

          Bank of America National Trust and              50%
          Savings Association
          555 S. Flower Street
          Los Angeles, California  90071

          Attention:  Brad DeSpain
               Telephone:  (213) 228-3262
               Telecopy:   (213) 228-2756

          Seattle-First National Bank                     50%
          701 Fifth Avenue, INNATE 12
          Seattle, Washington  98104

          Attention:  Thomas Rook
               Telephone:     (206) 358-8004
               Telecopy:      (206) 358-3113





































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